As filed with the Securities and Exchange Commission on July 23, 2010
Registration No. 333-166171

     UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Respect Your Universe, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	2300	26-0641026
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

6533 Octave Avenue
Las Vegas, Nevada 89139
Telephone: (866) 964-7117
(Address (including zip code) and telephone of principal executive offices)

Aspen Asset Management, Inc.
6623 Las Vegas Blvd South Suite 255, Las Vegas, NV 89119
Telephone: (702) 360-0652
(Name, address (including zip code) and telephone of agent for service)

Approximate date of commencement of proposed sale to the public:     As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

COPIES OF COMMUNICATIONS TO:
RESPECT YOUR UNIVERSE, INC.
Attn: Kristian Andresen, President
6533 Octave Avenue, Las Vegas, NV  89139
Ph: (866) 964-7117

CALCULATION OF REGISTRATION FEE

TITLE OF EACH		PROPOSED	PROPOSED
CLASS OF		MAXIMUM	MAXIMUM
SECURITIES		OFFERING	AGGREGATE	AMOUNT OF
TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED	SHARE	PRICE (1)	FEE

Common Stock	11,113,500	$0.10(1)	$1,111,350	$80.02(2)

(1)      The offering price of the shares was artificially determined by the company and bears no relationship whatsoever to the assets, net worth, book value or potential business operations of the company.
(2)      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated July 23, 2010
PROSPECTUS
Respect Your Universe, Inc.
11,113,500
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 11,113,500 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.10 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.10	None	$0.10
Total	$1,111,350	None	$1,111,350

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock are traded on the FINRA Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: July 23, 2010

Description of Business	17
Legal Proceedings	19
Market for Common Equity and Related Stockholder Matters	19
Financial Statements	21
Plan of Operations	41
Changes in and Disagreements with Accountants	41
Directors and Executive Officers, promoters and Control Persons	42
Executive Compensation	44
Security Ownership of Certain Beneficial Owners and Management	45
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	47
Certain Relationships and Related Transactions	47
Available Information	48
Dealer Prospectus Delivery Obligation	48
Other Expenses of Issuance and Distribution	48
Indemnification of Directors and Officers	49
Recent Sales of Unregistered Securities	49
Table of Exhibits	50
Undertakings	50
Signatures	52

Summary
Respect Your Universe, Inc.

Our business is in the organizational stage, and we have not yet begun to implement our business plan.

Since mixed martial arts made its introduction into the U.S. during the early 1990s, the high-intensity art form has received wide recognition and support from MMA enthusiasts. MMA’s popularity is reaching millions of home audiences through news outlets like CNN, Fox Sports, and pay-per-view programming, and it is quickly becoming one of the most popular sports in history.

According to New York Based City-based research firm Simmons Market Research, a firm that has been in the research business since 1950, an estimated 18.1 million Americans participated in karate or some other form of martial art at least once in the past year. Included in that estimate are 9.4 million adults, 5.5 million teenagers and 3.2 million kids.

A new company, Respect Your Universe, Inc. (also referred to as “RYU” and “the Company”) is a Las Vegas, Nevada-based start-up Company that intends to market first rate sports apparel directed toward the MMA and UFC fan base.

Our business is in the organizational stage, and we have minimal revenues to date. The Company intends to capitalize on the increasing popularity of MMA and similar fighting styles to provide exciting,first-rate apparel for the worldwide audience of MMA fans. Taking a cue from athlete-focused brands like Under Armor, which made its name by creating products specifically for use by professional athletes, RYU plans to sponsor established as well as up-and-coming MMA competitors to build the brand from the top down. The Company’s premium-quality fight apparel will be available only to RYU professional athletes, who will be promoted before, during, and after their bouts by sophisticated marketing campaigns, all the while wearing RYU gear. MMA fans will be able to purchase RYU-branded apparel such as shirts, shorts, and sweat suits on the Company’s website, at a RYU pro retail location in the Las Vegas area and eventually at large national retail outlets. RYU will sponsor marquee figures that represent the three major MMA groups: veteran fighters, women, and emerging stars, respectively.

Our fiscal year end is December 31.

We were incorporated on November 21, 2008, under the laws of the state of Nevada.  Our principal offices are located at 6533 Octave Avenue, Las Vegas, NV 89139. Our resident agent is Aspen Asset Management 6623 Las Vegas Blvd. South, Suite 255 Las Vegas, NV 89119.  Our phone number is (866) 964-7117.

The Offering

Securities Being Offered	Up to 11,113,500 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.10 per share.  We intend to apply to the FINRA over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued
21,012,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors

An investment in the securities offered herein is highly speculative and subject to a high degree of risk. Only those investors who can bear the risk of the entire loss of their investment should participate. Prospective investors should carefully consider the following factors prior to making an investment in the shares described herein.

The Company is a concept stage venture with no established customer base or cash flow, and has aggressive plans for establishing its distribution company that plans to sell sports apparel to the mixed martial arts (MMA) world wide audience.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating the Company’s prospects.  Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, goals, objectives, expectations and intentions.  The cautionary statements made in this section apply to all forward-looking statements wherever they appear in this document.  Readers are cautioned that, while the forward-looking statements reflect the Company's good faith beliefs, they are not guarantees of future performance, and involve known and unknown risks and uncertainties. In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing our business will fail

As of March 31, 2010, we had cash in the amount of $15,465. We currently have begun operations and we have no income from operations. We will require additional financing to implement our business plan, and thereafter to sustain our business operations if we are not successful in earning significant revenues once our business plan is enacted.  We are in the process of securing a larger and more adequate manufacturing facility site properly equipped for manufacturing larger bulk and properly training new employees to meet higher demand for our products and to accommodate our growth.

We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the continuing response to advertising and our ability to increase our penetration of the MMA sports apparel market.

Because we will need additional financing to fund our continuing expansion, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $668,085 for the period from our inception, Nov 21, 2008 to March 31, 2010, and have minimal revenue.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor believes there is substantial doubt about the entity’s ability to continue as a going concern for a reasonable period of time, not to exceed one year beyond the date of the financial statements being audited.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new business ventures and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just begun the initial stages of our business plan.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on November 21, 2008, and to date have been involved primarily in organizational activities. We have earned minimal revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because of the unique difficulties and uncertainties inherent in the sports apparel business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new sports apparel companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the design, manufacture and sale of the products that we plan to offer. These potential problems include, but are not limited to, unanticipated problems relating to manufacturing and sales, and additional costs and expenses that may exceed current estimates.

Because we have not yet commenced business operations and have no history of Operations in the apparal business, we face a high risk of business failure.

We have not yet begun the the production or sale of our product line, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 21, 2008 and to date have been involved primarily in organizational activities and the design and development of our clothing line. We have earned minimal revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development and sale of our product line. These potential problems include, but are not limited to, unanticipated problems relating to design, manufacture, marketing and sales, and additional costs and expenses that may exceed current estimates.We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and sale of our clothing line, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have incurred significant losses since our inception, and expect to have continuing losses for some time, we must develop profits before we exhaust our available resources or our business will fail.

Our net loss from inception to March 31, 2010 is $668,085. The loss was a result of the design and development of our clothing line, incorporation, general and administrative expenses, audit and accounting services. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to design and develop our clothing line to our expectations
*	our ability to market and sell our product to the levels anticipated
*	our ability to generate profits from the sale of those products

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses while realizing minimal revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the successful development of our business.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the sale of our products.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

The Company currently has three employees, its President, Kristian Andresen, its Treasurer and Vice President, John Wood, and it’s Director of Marketing, Emanuel K. Brown, who work for the Company on a part-time basis. We do not have any employment agreements with our management team nor do we maintain a key person life insurance policy for them.  Currently, we do not have any full time employees.  If the demands of our business require the full business time of our management team, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to successfully compete within the sports apparel business, we will not be able to achieve profitable operations.

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We also compete with other owners and operators for buyers of the products we manufacture. There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products that we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business.

There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Because of factors beyond our control that could affect the marketability of the products produced, including a lack of market for our products, we may have difficulty selling our products.

Even if we design and produce the products intended, a ready market may not exist for the sale of the products. Numerous factors beyond our control may affect the marketability of any products manufactured.  These factors include market fluctuations, the proximity and capacity of sports apparel markets and government regulations.  These factors could inhibit our ability to sell products that we manufacture and have in inventory.

Risks related to Legal Uncertainty

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is no market currently for shares of our common stock. Further, a market for our common stock may never develop.    We currently plan to apply for quotation of our common stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 11,113,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 52.89% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.10 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the FINRA over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 11,113,500 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  The selling shareholders purchased their shares in offerings completed in November and December 2009 and January through April 2010.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of April 30, 2010 including:

1.   The number of shares owned by each prior to this offering;
2.   The total number of shares that are to be offered by each;
3.   The total number of shares that will be owned by each upon completion of the offering;
4.   The percentage owned by each upon completion of the offering; and
5.   The identity of the control person(s) of any entity that owns the shares in parentheses.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The Percentages are based on 19,930,500 shares of common stock outstanding on March 31, 2010.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Dale Bennet 800 Bellevue Way NE, Suite 400 Bellevue, WA 98004	500,000	500,000	zero	zero
Berger Holdings, Inc. (1) 7582 Las Vegas Blvd South, #248 Las Vegas, NV 89123	850,000	850,000	zero	zero
Berlin Financial Corp. (2) 48 East Street Panama City, Panama	250,000	250,000	zero	zero
Boucheron Investments, Inc. (3) Villa Guadalupe Calle F NO S-9 Panama City, Panama	600,000	600,000	zero	zero
Box Capital Corp (4) #48 East Street Bella Vista, Panama City, Panama	850,000	850,000	zero	zero
Padriac Breeze 321 South Macleod. Arlington, WA 90223	10,000	10,000	zero	zero
Capital Financiero Del Castillo SA (5) Santa Monica Tocumen Calle 1 Casa #13 Panama City, Panama	600,000	600,000	zero	zero

Mike Cobarrubia 10022 Bidwell Ct. Las Vegas, NV 89183	33,500	33,500	zero	zero
Alexis Davila 10022 Bidwell Ct Las Vegas, NV 89183	20,000	20,000	zero	zero
Leo Desouza 6735 Storybook Glen Ct Las Vegas, NV 89139	300,000	300,000	zero	zero
Adam Drell 7600 S. Jones Blvd., #2143 Las Vegas, NV 89139	5,000	5,000	zero	zero
Sarah Duckwall 9528 Gren Vineyard Ave Las Vegas, NV 89148	10,000	10,000	zero	zero
Lisa Escobar 10395 Kern Ridge Street Las Vegas, NV 89178	25,000	25,000	zero	zero
Fauscom Investment Ltd. (6) PO Box 778124 Henderson, NV 89052	475,000	475,000	zero	zero
Glynn Fisher 77 Camino De Panama City, Panama	500,000	500,000	zero	zero
Forte Investments Group, Inc. (7) 1645 Ravanusa Drive Henderson, NV 89052	250,000	250,000	zero	zero
Gameplan Holdings (8) PO Box 77463 Henderson, NV 89012	250,000	250,000	zero	zero
Christina Hazzard 1712 Ravanusa Dr Henderson, NV 89052	150,000	150,000	zero	zero
Chuck Hazzard 1712 Ravanusa Dr Henderson, NV 89052	100,000	100,000	zero	zero
Barry Honig 595 S. Federal Hwy, Ste 600 Boca Raton, FL 33432	850,000	850,000	zero	zero
Christopher Hood 9528 Gren Vineyard Ave Las Vegas, NV 89148	10,000	10,000	zero	zero
Infinity International Holdings (9) 10022 Bidwell Ct Las Vegas, NV 89183	800,000	800,000	zero	zero
Isaiah Capital Trust (10) 27 Ried St, 1st Floor Hamilton BM11 Canada	250,000	250,000	zero	zero
Jason Kerr 3204 Southwest 326 street, Federal Way, Washington 98023	100,000	100,000	zero	zero

Lieberman Investments LLC (11) 532 Pima Canyon Court Las Vegas NV 89144	20,000	20,000	zero	zero
Kim L Martin 6533 Octave Ave Las Vegas, NV 89139	40,000	40,000	zero	zero
Robert Allan Morton Jr. 9050 W. Tropicana, #1107 Las Vegas, NV 89147	100,000	100,000	zero	zero
Yannick Munger and Julia Zibirev 3173 Brockington Dr Las Vegas, NV 89101	100,000	100,000	zero	zero
Ronn Nicolli 200 Hoover Ave Unit 2104 Las Vegas. NV 89101	5,000	5,000	zero	zero
Terry Perdido 440 N. Vencie blvd Venice, CA 90291	300,000	300,000	zero	zero
Jason Pollack 2777 Paradise Rd., #104 Las Vegas, NV 89109	250,000	250,000	zero	zero
Raylight Capital Corp (12) 80 Broad Street Monrovia, Liberia	250,000	250,000	zero	zero
Dawn Riddle 384 Highland Hills CT Las Vegas, NV 89148	200,000	200,000	zero	zero
Riverhead Trading, Inc. (13) Suite 1A #5, Calle Eusebio A Moraels El Carugreio Panama City, Panama	850,000	850,000	zero	zero
Silverstone Capital. Inc. (14) 2251 N. Rampart Blvd., #323 Las Vegas, NV 89128	200,000	200,000	zero	zero
Stenfanus Internacional, Inc. (15) Santa Ana Blvd Bldg 13A-125 Apt 35 Panama City, Panama	175,000	175,000	zero	zero
John Taddeo Sr 10395 Kern Ridge St Las Vegas, NV 89178	25,000	25,000	zero	zero
Tim Trendell 2422 Pig Dr Henderson, NV 89174	10,000	10,000	zero	zero
VC Group Investments SA (16) 50th St. & Juan Ramos Poll St Panama City, Panama	100,000	100,000	zero	zero
Jiang Yu 200 W 60th St, Suite 18B New York, NY 10023	100,000	100,000	zero	zero

Ren Zhang Rm7-201 Ln 168, Ben XI Road, Shanghai 200092	100,000	100,000	zero	zero
Xeitel Capital Management, Inc. (17) #4 Table Rock Pembroke HM06	500,000	500,000	zero	zero
Total	11,113,500	11,113,500	zero	zero

(1) the control person for this entity is Zhan Ren
(2) the control persons for this entity are Plutarco Cohen and Elba Fernandez deGarcia
(3) the control person for this entity is David Sidders
(4) the control person for this entity is Oliver Lindsay
(5) the control person for this entity is Lourdes Arauz
(6) the control person for this entity is Justin Mabanta
(7) the control person for this entity is Plutarco Cohen
(8) the control person for this entity is Christina Mabanta
(9) the control person for this entity is Sharon Wranosky
(10) the control persons for this entity are Samual S. Weyers and Sandra Corin
(11) the control person for this entity is David Lieberman
(12) the control person for this entity are Samual S. Weyers and Sandra Corin
(13) the control person for this entity is Yodalis Murillo
(14) the control person for this entity is Raymond Cottrell
(15) the control person for this entity is Juan Montes
(16) the control persons for this entity are Taylor Housser and Glynn Fisher
(17) the control persons for this entity are David Sidders and Oliver-Barret Lindsay

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has ever been one of our officers or directors; or (3) are broker-dealers or are affiliated with broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the FINRA Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.   The market price of our common stock prevailing at the time of sale;
2.   A price related to such prevailing market price of our common stock, or;
3.   Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;
2.   furnish each broker or dealer through which common stock may be offered, such copies of   this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Description of Securities
Common Stock

We have 500,000,000 common shares authorized, with a par value of $0.001 per share, of which 19,930,500 shares were outstanding as of March 31, 2010.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of the company’s capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Quicksilver Stock Transfer of Las Vegas, Nevada.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Scott D. Olson, Esq., our independent legal counsel has provided an opinion on the validity of our common stock.

Berman & Company, P.A., Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Berman & Company, P.A., has presented their report with respect to our audited financial statements.  The report of Berman & Company is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Organizational History

Respect Your Universe, Inc. was incorporated on November 21, 2008 in Nevada.

Overview

Our business is in the organizational stage, and we have no sales to date. The Company intends to capitalize on the increasing popularity of MMA and similar fighting styles to provide exciting, first-rate apparel for the worldwide audience of MMA fans. Taking a cue from athlete-focused brands like Under Armor, which made its name by creating products specifically for use by professional athletes, RYU plans to sponsor established as well as up-and-coming MMA competitors to build the brand from the top down. The Company’s premium-quality fight apparel will be available only to RYU professional athletes, who will be promoted before, during, and after their bouts by sophisticated marketing campaigns, all the while wearing RYU gear. MMA fans will be able to purchase RYU-branded apparel such as shirts, shorts, and sweat suits on the Company’s website, at a RYU pro retail location in the Las Vegas area and eventually at large national retail outlets. RYU will sponsor marquee figures that represent the three major MMA groups: veteran fighters, women, and emerging stars, respectively.

The market for athletic apparel is highly competitive. It includes increasing competition from established companies who are expanding their production and marketing of performance products, as well as from frequent new entrants to the market. We are in direct competition with wholesalers and direct sellers of athletic apparel, such as Nike, Inc., adidas AG, which includes the Adidas and Reebok brands, and Under Armour, Inc.

RYU will rely on its marketing program of sponsoring up and coming MMA stars and events. In addition the company intends to use print ads, television/web commercials and guerilla marketing efforts and a user-friendly ecommerce website to market its products.

Initially, RYU will depend on contractors to produce the line of sports apparel.

We will need to raise additional capital to implement our business plan and then fund the growth of our business.  Our initial product launch date is December 31, 2010 in Las Vegas, Nevada when we will introduce our spring product line. To fund this initial milestone and related marketing support for it, we will need to raise approximately $448,000.  We will need additional funds in 2011 to launch our next line. Without such funding, we will not able to implement our business plan and go to market with our products.

Patents and Trademarks

December 10, 2008, a U.S. federal trademark registration was filed for RYU. This trademark is owned by Respect Your Universe, 6533 Octave Avenue, Las Vegas, The USPTO has given the RYU trademark serial number of 77630773. The description provided to the USPTO for RYU is Clothing, namely, athletic bras, athletic footwear, athletic underwear, athletic uniforms, baby and toddler suits, bathing suits, beachwear, belts, blouses, bodysuits, boots, bottoms, boxer shorts, caps, coats, compression shorts for athletic use, dresses, footwear, gloves, hats, headbands, hosiery, jackets, jeans, jerseys, jumpers, jumpsuits, leggings, night-shirts, overalls, pajamas, pants, play suits, robes, sandals, scarves, shirts, shoes, shorts, skirts, sleepwear, slippers, sneakers, socks.

December 10, 2008, a U.S. federal trademark registration was filed for RESPECT YOUR UNIVERSE. This trademark is owned by Respect Your Universe, Inc., 6533 Octave Avenue, Las Vegas, 89139. The USPTO has given the RESPECT YOUR UNIVERSE trademark serial number of 77630779. The description provided to the USPTO for RESPECT YOUR UNIVERSE is Clothing, namely, athletic bras, athletic footwear, athletic underwear, athletic uniforms, baby and toddler suits, bathing suits, beachwear, belts, blouses, bodysuits, boots, bottoms, boxer shorts, caps, coats, compression shorts for athletic use, dresses, footwear, gloves, hats, headbands, hosiery, jackets, jeans, jerseys, jumpers, jumpsuits, leggings, night-shirts, overalls, pajamas, pants, play suits, robes, sandals, scarves, shirts, shoes, shorts, skirts, sleepwear, slippers, sneakers, socks.

Product Development

From our inception on November 21, 2008, to July 16, 2010, the company spent in excess of $600,000 on the design and development of its line of sports apparel.

Employees

The Company currently has three employees, its President, Kristian Andresen, its Treasurer and Vice President, John Wood, and it’s Director of Marketing, Emanuel K. Brown, who work for the Company on a part-time basis.

Properties

Our principal executive and administrative offices are located at 6533 Octave Avenue, Las Vegas, Nevada 89139. We expect that our current administrative offices are sufficient for our expansion plans through the 4th quarter of 2010. We currently have one distribution center in the same location. We expect to lease a new distribution center, which will open in fiscal 2011, capable of accommodating our expansion plans through the foreseeable future.

Agreements

On February 1, 2010, the Company entered into a consulting agreement with a third party to assist the Company in the development of a clothing line. The contract calls for general consulting services for the design, development and production of a clothing line, including but not limited to: (a) product design, including color and fabric selection; (b) raw material selection and purchasing, including the cost of samples; (c) production and fabrication of the clothing product including the cost of samples; and (d) product marketing. The agreement has both cash and non-cash (common stock) components for compensation. The agreement is initially for six months. Under the terms of the agreement, compensation is as follows:

1.	Total cash due $314,860, payable as follows:

i.	$10,000 upon execution of this agreement (this amount has been paid),
ii.	$100,000 within 5 days of the agreement (this amount has been paid),
iii.	$68,287 on March 18, 2010 (this amount has been paid),
iv.	$68,287 on April 30, 2010 (this amount has been paid), and
v.	$68,286 on July 31, 2010

2.
500,000 shares of our common stock were also issued upon execution of the consulting agreement for services rendered. The fair value of these shares is $50,000 ($0.10 per share), based on the most recent prior company stock offering to third parties.

3.	If this agreement is extended an additional six months an additional 500,000 shares of common stock will be due and payable.

Legal Proceedings

We are not currently a party to any legal proceedings.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus, we have forty-nine (52) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Financial Statements

Index to Financial Statements:

PAGE#

1.	Audited financial statements for the fiscal year ended December 31, 2009 and 2008 including:

2.	Unaudited financial statements for the quarter ended March 31, 2010, including;

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Respect Your Universe, Inc.

We have audited the accompanying balance sheets of Respect Your Universe, Inc. (a development stage company) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 2009, the period from November 21, 2008 (inception) to December 31, 2008, and from November 21, 2008 (inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Respect Your Universe, Inc. (a development stage company) as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009, the period from November 21, 2008 (inception) to December 31, 2008, and from November 21, 2008 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a net loss of $367,387 and net cash used in operations of $135,787 for the year ended December 31, 2009. The Company also has a deficit accumulated during the development stage totaling $417,218. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
March 3, 2010

551 NW 77th Street Suite 107 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Respect Your Universe, Inc.
(A Development Stage Company)
Balance Sheets

	December 31, 2009	December 31, 2008

Assets

Current Assets
Cash	$63,332	$-
Total Current Assets	63,332	-

Total Assets	$63,332	-

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Loan payable	$-	$49,831
Total Current Liabilities	-	49,831

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 500,000,000 shares authorized;
18,230,500 and 6,250,000 shares issued and outstanding	18,231	6,250
Additional paid in capital	495,320	-
Deficit accumulated during the development stage	(417,218)	(49,831)
Subscription receivable	(33,000)	(6,250)
Total Stockholders’ Equity (Deficit)	63,332	(49,831)

Total Liabilities and Stockholders' Equity (Deficit)	$63,332	$-

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Operations

		For the Period from	For the Period from
	For the Year Ended	November 21, 2008 (inception) to	November 21, 2008 (inception) to
	December 31, 2009	December 31, 2008	December 31, 2009

Revenue	$1,987	$-	$1,987

Cost of revenue	8,421	793	9,214

Gross loss	(6,434)	(793)	(7,227)

General and administrative expenses	360,953	49,038	409,991

Net loss	$(367,387)	$(49,831)	$(417,218)

Net loss per common share - basic and diluted	$(0.05)	$(0.01)	$(0.06)

Weighted average number of common shares outstanding during the period - basic and diluted	7,723,218	6,250,000	7,577,715

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
For the Year ended December 31, 2009, the Period from November 21, 2008 (inception) to December 31, 2008 and for the Period from November 21, 2008 (inception) to December 31, 2009

				Deficit
				Accumulated
				During		Total
	Common Stock, $0.001 Par Value		Additional	Development	Subscription	Stockholders'
	Shares	Amount	Paid in Capital	Stage	receivable	Equity (Deficit)

Issuance of common stock for cash - founders ($0.001/share)	6,250,000	$6,250	$-	$-	$(6,250)	$-

Net loss - period ended December 31, 2008	-	-	-	(49,831)	-	(49,831)

Balance - December 31, 2008	6,250,000	6,250	-	(49,831)	(6,250)	(49,831)

Receipt of cash on subscription receivable	-	-	-	-	6,250	6,250

Issuance of common stock for cash and subscription receivable ($0.01 and $0.10/share)	7,855,000	7,855	161,145	-	(33,000)	136,000

Issuance of common stock for services ($0.001 and $0.10/share)	3,058,500	3,059	228,542	-	-	231,600

Issuance of common stock in conversion of debt ($0.10/share)	1,067,000	1,067	105,633	-	-	106,700

Net loss - for the year ended December 31, 2009	-	-	-	(367,387)	-	(367,387)

Balance - December 31, 2009	18,230,500	$18,231	$495,320	$(417,218)	$(33,000)	$63,332

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Cash Flows

		For the Period from	For the Period from
	For the Year Ended	November 21, 2008 (inception) to	November 21, 2008 (inception) to
	December 31, 2009	December 31, 2008	December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(367,387)	$(49,831)	$(417,218)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for services	231,600	-	231,600
Net Cash Used In Operating Activities	(135,787)	(49,831)	(185,618)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable	56,869	49,831	106,700
Proceeds from sale of common stock	142,250	-	142,250
Net Cash Provided By Financing Activities	199,119	49,831	248,950

Net increase in cash	63,332	-	63,332

Cash - beginning of period	-	-	-

Cash - end of period	$63,332	$-	$63,332

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activity:
Stock issued in exchange for debt	$106,700	$-	$106,700
Stock issued for subscription receivable	$33,000	$6,250	$33,000

See accompanying notes to financial statements

 Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Note 1 Nature of Operations

Nature of Operations

Respect Your Universe, Inc. (“the Company”) was incorporated in the State of Nevada on November 21, 2008. The Company intends to sell mixed martial arts apparel.

Note 2 Summary of Significant Accounting Policies

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Such estimates and assumptions impact, among others, the valuation allowance for deferred tax assets, due to continuing and expected future losses, and share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2009 and 2008, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2009 and 2008, respectively, the balance did not exceed the federally insured limit.

Revenue recognition

The Company followed the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.  Revenue is recognized upon the shipment of apparel. 100% of the revenue for 2009 was earned from one customer.

 Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Risks and uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure. Also, see Note 3 regarding going concern matters.

Segment information

During 2009 and 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Share based payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The computation of basic and diluted loss per share for the periods ended December 31, 2009 and 2008 is equivalent since the Company reported a net loss.  The Company also has no common stock equivalents.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

 Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2009 and 2008, the Company did not record any liabilities for uncertain tax positions.

Recent accounting pronouncements

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” which amends previous guidance to require disclosures about fair value of financial instruments in interim as well as annual financial statements in the current economic environment. This pronouncement was effective for periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on the Company’s business, financial condition or results of operations; however, these provisions of FASB ASC Topic 820 resulted in additional disclosures with respect to the fair value of the Company’s financial instruments.

In May 2009, the FASB issued guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This pronouncement was effective for interim or fiscal periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on the Company’s business, results of operations or financial position; however, the provisions of FASB ASC Topic 855 resulted in additional disclosures with respect to subsequent events.

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, “Generally Accepted Accounting Principles,” as the single source of authoritative non-governmental U.S. GAAP. FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative. These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period. The adoption of this pronouncement did not have an impact on the Company’s business, financial condition or results of operations, but will impact the Company’s financial reporting process by eliminating all references to pre-codification standards. On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

 Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008
Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $367,387 and net cash used in operations of $135,787 for the year ended December 31, 2009. The Company also has a deficit accumulated during the development stage totaling $417,218.

The Company is in the development stage. The Company anticipates that it will continue to generate significant losses from operations in the near future. The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

•     seeking additional debt and/or equity financing,
•     continue with development and implementation of the business plan,
•     assess business markets and related opportunities so that more significant revenues can be generated; and
•     allocate sufficient resources to continue with advertising and marketing efforts

Note 4 Fair Value

The fair value of the Company's financial assets and liabilities reflects the Company's estimate of amounts that it would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from sources independent from the Company) and to minimize the use of unobservable inputs (the Company's assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

 Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company's assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company's investment strategy is focused on capital preservation. The Company intends to invest in instruments that meet credit quality standards.  The current expectation is to maintain cash and cash equivalents, once these resources are available.

There were no instruments requiring a fair value classification at December 31, 2009 and 2008, respectively.

       Note 5 Loan Payable

In 2008, the Company entered into an agreement with a stockholder that advanced $49,831.  The same stockholder advanced an additional $56,869 during 2009.  These advances were non-interest bearing, unsecured, and due on demand.

In November 2009, the stockholder exchanged their outstanding debt, totaling $106,700, for 1,067,000 shares of common stock ($0.10/share).  There was no gain or loss recorded on this debt conversion.

Note 6 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has net operating loss carryforwards for tax purposes totaling approximately $186,000 at December 31, 2009, expiring through 2029. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at December 31, 2009 and 2008 are approximately as follows:
	2009		2008
Gross deferred tax assets:
Net operating loss carryforwards		$(63,000)		$(17,000)
Total deferred tax assets		63,000		17,000
Less: valuation allowance		(63,000)		(17,000)
Net deferred tax asset recorded	$		$

 Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

The valuation allowance at December 31, 2008 was approximately $17,000. The net change in valuation allowance during the year ended December 31, 2009 was an increase of approximately $46,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2009 and 2008, respectively.

The actual tax benefit differs from the expected tax benefit for the periods ended December 31, 2009 and 2008, respectively, (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) approximately as follows:

	2009	2008
Expected tax expense (benefit) – Federal	$(125,000)	$(17,000)
Non-deductible stock compensation	79,000	-
Change in Valuation Allowance	46,000	17,000
Actual tax expense (benefit)	$-	$-

Note 7 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 8 Stockholders’ Equity (Deficit)

(A) Stock issued for cash

On November 21, 2008, the Company issued 6,250,000 shares of common stock to its founders, for a subscription receivable of $6,250 ($0.001/share), which was received in 2009.

In November 2009, the Company issued 7,025,000 shares of common stock for $86,000 ($0.01 and $0.10/share).

In December 2009, the Company issued 500,000 shares of common stock for $50,000 ($0.10/share).

In December 2009, the Company issued 330,000 shares of common stock for a subscription receivable of $33,000 ($0.10/share), which was received in 2010.

 Respect Your Universe, Inc.
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

(B) Stock issued for services

In November 2009, the Company issued 3,058,500 shares of common stock to consultants, in exchange for services rendered, having a fair value of $231,600 ($0.001 and $0.10/share), based upon the fair value of the services rendered.

Note 9 Subsequent Events

The Company performed a review of subsequent events through March 3, 2010, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure were made.

On February 1, 2010, the Company entered into a consulting agreement with a third party to assist the Company in the development of a clothing line. The contract has both cash and non-cash components for compensation. The agreement is initially for six months. Under the terms of the agreement, compensation is as follows:

4.     Total cash due $314,860; payable as follows:
a.     $10,000 upon execution of this agreement
b.     $100,000 within 5 days of the agreement, (this amount has been paid),
c.     $68,287 on March 18, 2010,
d.     $68,287 on April 30, 2010; and
e.     $68,286 on July 31, 2010

2.   Equity
A. 500,000 shares of common stock upon execution of this agreement. The fair value of these shares is $50,000 ($0.10/share), based upon recent cash offerings to third parties. These shares are considered payment for prepaid services and will be amortized over a six-month period.
B. 500,000 shares of common stock, if the agreement is extended an additional six months.

During January and February 2010, the Company issued 430,000 shares of common stock for $43,000 ($0.10/share).

Respect Your Universe, Inc.
(A Development Stage Company)
Balance Sheets

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets

Current Assets
Cash	$15,465	$63,332
Total Current Assets	15,465	63,332

Total Assets	$15,465	63,332

Stockholders’ Equity

Stockholders’ Equity
Common stock, $0.001 par value, 500,000,000
shares authorized; 19,930,500 and 18,230,500
shares issued and outstanding	$19,931	$18,231
Additional paid in capital	663,619	495,319
Deficit accumulated during the development stage	(668,085)	(417,218)
Subscription receivable	-	(33,000)
Total Stockholders’ Equity	15,465	63,332

Stockholders' Equity	$15,465	$63,332

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

			From
			November 21, 2008
	Three months ended		(inception) to
	March 31, 2010	March 31, 2009	March 31, 2010

Revenue	$-	$-	$1,987

Cost of revenue	-	-	9,214

Gross loss	-	-	(7,227)

Operating expenses:
Research and development	228,449	-	228,449
General and administrative expenses	22,418	46,337	432,409
Total operating expenses	250,867	46,337	660,858

Net loss	$(250,867)	$(46,337)	$(668,085)

Net loss per common share -
basic and diluted	$(0.01)	$(0.01)	$(0.07)

Weighted average number
of common shares outstanding
during the period - basic
and diluted	19,037,167	6,250,000	9,661,252

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Statements of Cash Flows

			From
			November 21, 2008
	Three months ended		(inception) to
	March 31, 2010	March 31, 2009	March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(250,867)	$(46,337)	$(668,085)
Adjustments to reconcile net loss to
net cash used in operating activities
Stock issued for services	50,000	-	281,600
Net Cash Used In Operating Activities	(200,867)	(46,337)	(386,485)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable	-	46,337	106,700
Proceeds from sale of common stock	153,000	-	295,250
Net Cash Provided By Financing Activities	153,000	46,337	401,950

Net (decrease) increase in cash	(47,867)	-	15,465

Cash - beginning of period	63,332	-	-

Cash - end of period	$15,465	$-	$15,465

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activity:
Stock issued in exchange for debt	$-	$-	$106,700
Stock issued for subscription receivable	$-	$49,831	$33,000

See accompanying notes to financial statements

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2010
(Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

The financial information as of December 31, 2009 is derived from the audited financial statements presented in the Company’s Annual Report on Form S-1 for the year ended December 31, 2009 and 2008.  The unaudited condensed interim financial statements should be read in conjunction with the Company’s Annual Report on Form S-1, which contains the audited financial statements and notes thereto, together with the Plan of Operations for the year ended December 31, 2009.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended March 31, 2010 are not necessarily indicative of results for the full fiscal year.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Respect Your Universe, Inc. (“the Company”) was incorporated in the State of Nevada on November 21, 2008. The Company intends to sell mixed martial arts apparel.

Summary of Significant Accounting Policies

Development stage

The Company's unaudited condensed interim financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2010
(Unaudited)

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at March 31, 2010 and December 31, 2009, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At March 31, 2010 and December 31, 2009, respectively, the cash balance did not exceed the federally insured limit.

Research and Development.

The Company expenses research and development costs as incurred. Research and development expenses consist primarily of stock based compensation and fees paid to a consultant for the design, development, merchandising, sourcing and production of a clothing line.

Risks and uncertainties

The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure. Also, see Note 3 regarding going concern matters.

Share based payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of research and development expense.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2010
(Unaudited)

Earnings (loss) per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The computation of basic and diluted loss per share for the periods ended March 31, 2010 and 2009 is equivalent since the Company reported a net loss. The Company also has no common stock equivalents.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

Note 3 Going Concern

As reflected in the accompanying unaudited condensed interim financial statements, the Company has a net loss of $250,867 and net cash used in operations of $200,867 for the three months ended March 31, 2010. The Company is in the development stage. The Company has no revenues and incurred losses since inception resulting in an accumulated deficit of $668,085. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its expected future obligations. Management intends to address the going concern issue by funding future operations through the sale of equity capital and by related party or third party debt financing.

Respect Your Universe, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2010
(Unaudited)

The Company anticipates that it will continue to generate significant losses from operations in the near future. The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In response to these problems, management has taken the following actions:

•	seeking additional debt and/or equity financing,
•	continue with development and implementation of the business plan,
•	assess business markets and related opportunities to generate revenues; and
•	allocate sufficient resources to continue advertising and marketing efforts

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Commitments

On February 1, 2010, the Company entered into a consulting agreement with a third party to assist the Company in the development of a clothing line. The contract has both cash and non-cash components for compensation. The agreement is initially for six months. Under the terms of the agreement, total cash compensation due is $314,860.  At March 31, 2010 $178,287 had been paid.  An additional $68,287 was paid on May 5, 2010 and the remaining $68,286 is due on July 31, 2010.

500,000 shares of common stock were also issued upon execution of the agreement for services rendered. The fair value of these shares is $50,000 ($0.10/share), based upon recent cash offerings to third parties.

If the agreement is extended an additional six months, an additional 500,000 shares of common stock would be due.

Note 5 Stockholders’ Equity

(A)  Subscription receivable

In January 2010, the Company received $33,000 relating to 330,000 shares of common stock sold during 2009.

(B)  Stock issued for cash

During the period ended March 31, 2010, the Company issued 1,200,000 shares of common stock for $120,000 ($0.10/ share).

Note 6 Subsequent Events

Stock issued for cash

In May 2010, the Company issued 960,000 shares of common stock for $96,000 ($0.10/share).

In May 2010, the Company issued 122,000 shares of common stock for $30,500 ($0.25/ share).

Plan of Operations

Off Balance Sheet Arrangements

As of March 31 2010, there were no off balance sheet arrangements.

Results of Operations for period ending March 31, 2010

We earned minimal revenues from inception through the period ending March 31, 2010.  We do not anticipate earning significant revenues until such time that we more fully implement our business plan.

We incurred operating expenses in the amount of $668,085 from our inception on November 21, 2008, until March 31, 2010. These operating expenses consisted primarily of product design and development and general and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations and incur the expenses involved in filing with the SEC seeking reporting company status. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of March 31, 2010, we had cash of $15,465 and operating capital of $15,465.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities beyond those planned for the current fiscal year.  Specifically, we will need to raise additional capital to fund our initial product launch, set for December 31, 2010 in Las Vegas, Nevada when we introduce our spring line. We project that for this milestone we will need to raise $448,000 in financing.  We will need additional funds in 2011 to launch our next product line and to pay for general operating expenses. There is no guarantee that we will be able to access additional capital at rates and on terms that are attractive to us, if at all.  Without the additional funding needed to fund our growth we may not be able to proceed as planned.

For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of March 15, 2010 are as follows:

Name	Age	Position(s) and Office(s) Held	Term
Kristian Andresen	37	President, CEO, Secretary and Director	1 Year
John Wood	30	Treasurer/Vice President and Director	1 Year
Emanual Kofi Brown	33	Director of Marketing and Director	1 Year

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Kristian Andresen.  Company President, CEO, Secretary and Director.

Relevant Experience

2007- Present	Transmission Films

Executive Producer / Owner
Working with global clients providing services in digital advertising, and commercials

2005 – 2007	Freelance

Producer
Work with global film production companies, providing services in advertising, and commercials.

2004 – 2005	Circle Productions Limited – Toronto, ON

Executive Producer / Managing Partner
Film production company targeting international advertising agencies and record labels, producing TV commercials, and music videos. Approximate annual revenue of $2M with 40 employees.

As President, Kristian Andresen is responsible for the day-to-day management of the Company, administrative functions and corporate filings, and for the continued strategic evolution of its business.  He brings to the Board his several years of experience in organizing and managing corporations, as well as advertising and marketing.  He currently devotes up to ten hours per week (25% of his time) to the Company.

Kristian Andresen is an experienced producer and entrepreneur. Mr. Andresen currently owns and operates Transmission Films, which has been in business since June 2007. Prior to his current venture, Mr. Andresen worked as an Executive Producer and Managing Partner at Circle Productions Limited, where he was responsible for managing all aspects of company business and overseeing marketing.

John Wood.     Company Treasurer and Director.

Relevant Experience

2009-Present	TRYST NIGHTCLUB & XS NIGHTCLUB @ WYNN LAS VEGAS
Director of Customer Development
Executive Director of Customer Development

2005-2009	TRYST NIGHTCLUB & XS NIGHTCLUB @ WYNN LAS VEGAS
Sr. VIP Services Manager, Assistant Director of VIP Services

Mr. Wood will be responsible for all financial matters of the Company. He brings to the Board an insight into the entertainment industry, specifically in Las Vegas. Mr. Wood will be involved on a part time basis (up to four hours a week, or 10%) until the Company has need and resources for that involvement to be increased.

John Wood is the Director of Customer Development for two of the hottest nightclubs in Las Vegas, ‘Tryst’ and ‘XS’. Last year Forbes Magazine touted ‘Tryst’ as the most profitable nightclub in the world. Being that Las Vegas is the epicenter of the Mixed Martial Arts (MMA) Universe in North America, Mr. Wood is positioned as one of RYU’s direct contacts with super-stars, fighters, managers, promoters and the UFC organization itself. John’s strategic position in Las Vegas allows RYU to make major marketing in-roads within the Mixed Martial Arts industry. John also holds a black belt in Judo, studies Muay Thai, Jujitsu and continues to train, which places him along side the athletes and super-stars of yesterday, today and tomorrow.

Emanual Kofi Brown.  Director of Marketing and Director.

Relevant Experience

2008 to Present	CREATIVE SPEAK, Los Angeles, California
Marketing Consultant

1997 to 2008	NIKE, INC., Beaverton, OR
Director of Digital & Content Marketing, Jordan Brand Division of Nike.

At RYU, Mr. Brown will be responsible for brand marketing, sports marketing, business opportunities, and brand execution.  He brings a wealth of experience in the marketing of sports apparel, and the operations of larger successful competitive companies to the Board of Directors. Initially he will devote up to four hours a week (10%) of his time to RYU with plans to increase his time spent as the Company has need and resources.

Mr. Brown is the former Marketing Director for Jordan Brand, a division of Nike, Inc. Here, he drove local, national, and global market executions in order to support brand initiatives throughout the key categories and consumer segmentations development. He also provided in-depth analysis to identify opportunities, gaps, and points of over-distribution for distribution strategy development, ensuring the commercial landscape reflected the overall brand principles and values. His development of sustainable marketing strategies helped to leverage the Jordan brand within specific gender and ethnic markets for all apparel and footwear products. He continued to leverage relationships to enhance the branding of the athletes, products, and communications on a national and international scale by developing campaigns for TV, Print, Digital realms, which impact the brand’s endorsement relations by assisting in the overall key branding direction. He was also instrumental in developing the branding presence for basketball, soccer, and consumer events, including creating strategic plans, and coordinating events, promotions, and tie-ins for the brand of Jordan. His strategic planning creations provided leadership in the completion of research and analytical support related to initiatives and special projects for the strategic planning function for the entire brand. He has worked independently to design and lead research projects related to market trends, consumer profiles, and competitive intelligence, and has also provided direction, ensuring alignment with corporate strategic objectives.

Directors

Our bylaws authorize no less than one (1) director.  We currently have three Directors on the board.

Board of Director Committees

Currently our Board of Directors does not have an audit, compensation or nomination committee.  Our Board as a whole fulfills these functions.

Board of Director Independence

While the Company is not subject to any director independence requirements, none of our Directors qualify as independent.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until the next annual meeting or until removed by the board.

Employees

The Company currently has three part-time employees, its President, Kristian Andresen, its Treasurer and Vice President, John Wood, and it’s Director of Marketing, Emanuel K. Brown.

We conduct our business through agreements with consultants and arms-length third parties.

Current arrangements in place include the following:

1.     Verbal agreements with our accountants to perform requested financial accounting services.

2.     Written agreements with auditors to perform audit functions at their respective normal and customary rates.

Executive Compensation

The Company has adopted the following equity compensation plan for its officers, directors and employees, as described in the table below:

Summary Compensation Table

The following table sets forth the compensation payable to the officers and directors of the Company for the period from inception to present.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensa tion	NonQualified Deferred Compensa tion	All Other Compensa tion	Total ($)
Kristian Andresen (1)	2009	0	0	0	0	0	0	0	0
John Wood (2)	2009	0	0	0	0	0	0	0	0
Emanuel K. Brown (3)	2009	0	0	0	0	0	0	0	0

(1)	President, CEO, Secretary and Director
(2)	Treasurer, V.Pres. and Director
(3)	Director of Marketing and Director

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their services as officers of the Company.

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Kristian Andresen	0	0	0	0	0	0	0
Mr. John Wood	0	0	0	0	0	0	0
Mr. Emanual Brown	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their services as members of the Board of Directors of the Company.

OWNERS AND MANAGERS

The following table sets forth, as of July 16, 2010, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock and by the officers and directors of the Company as a group.  Except as otherwise indicated, all shares are owned directly.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common	Kristian Andresen (1) 440 N. Venice Blvd Venice, CA 90291	2,317,000	11.7%
Common	John Wood 6533 Octave Ave Las Vegas, NV 89139	1,050,000	5.3%
Common	Emanual K. Brown 3558 Lookout Court #459 Oceanside, CA 92056	1,250,000	6.3%
Common	Lindsay Capital Corp. (2) P.O. Box 30983 Grand Cayman KY1-1204 Cayman Islands	1,250,000	6.3%
Common	Joseph Lafleur 440 N. Venice Blvd Venice, CA 90291	1,250,000	6.3%
Common	David Winsby 440 N. Venice Blvd Venice, CA 90291	1,250,000	6.3%
Common	All Officers and Directors as a Group (3 persons)	4,617,000	23.3%
Common	5% Shareholders	8,367,000	42.0%

(1)	Includes 1,067,000 shares of our common stock held by Transmission Holdings, Inc., an entity for which Kristian Andresen is the control person.
(2)	The control person for this entity is Oliver Lindsay.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In   addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC.  We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC.  Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

In 2008, the Company entered into an agreement with a stockholder that advanced $49,831.  The same stockholder advanced an additional $56,869 during 2009.  These advances were non-interest bearing, unsecured, and due on demand. In November 2009, the stockholder exchanged their outstanding debt, totaling $106,700, for 1,067,000 shares of common stock ($0.10/share).  There was no gain or loss recorded on this debt conversion.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$80.02
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$850.00
Accounting fees and expenses	$19,000.00
Legal fees and expenses	$25,000.00

Total	$44,930.02

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

On November 21, 2008, we issued 6,250,000 shares of common stock to our founders, including two officers and directors, at a price of $0.001 per share.  The total proceeds received from this founders round offering was $6,250.

In November 2009, the Company issued an aggregate of 7,025,000 shares of common stock to investors for proceeds of $86,000 from sales of such common stock at prices of $0.01 per share, and pursuant to a private placement (“”PPM Financing”) at a price of $0.10 per share.

In November 2009, the Company issued 1,067,000 shares of common stock to a stockholder who exchanged his outstanding debt held by the Company, evidenced by two notes totaling $106,700, at a price of $0.10 per share.

In November 2009, the Company issued 3,058,500 shares of common stock to consultants, in exchange for services rendered, having a fair value of $231,600 at prices of $0.001 and $0.10 per share, based upon the fair value of the services rendered.

In December 2009, the Company issued 500,000 shares of common stock to investors for proceeds of $50,000 pursuant to its PPM Financing. Also in December 2009, the Company issued 330,000 shares of common stock for a subscription receivable of $33,000 pursuant to its PPM Financing, however such proceeds were received in 2010.

On February 1, 2010, the Company entered into a consulting agreement with a third party to render services to the Company in assisting the development of a clothing line. Pursuant to the agreement, the Company issued 500,000 shares of common stock to the consultant upon execution of the agreement. The consultant subsequently rendered the services pursuant to the terms of the agreement.

During the quarter ended March 31, 2010, the Company issued 1,200,000 shares of common stock to investors for proceeds of $120,000 pursuant to the PPM Financing.

In May 2010, the Company issued 960,000 shares of common stock for $96,000.

In May 2010, the Company issued 122,000 shares of common stock for $30,500.

The issuance and sale of all of the securities above were made solely to parties with pre-existing relationships with our founders, management and directors, and were exempt from registration under the Securities Act of 1933 (“Act”) pursuant to exemptions provided by Section 4(2) of the Act and Rule 506 of regulation D promulgated thereunder.

Item 16. Exhibits

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
4.1*	Specimen Certificate
5.1	Opinion of Scott D. Olson with consent to use
10.1	Consulting Agreement
23.1	Consent of Berman & Company, P.A.
23.2	Consent of Counsel, included in Exhibit 5.1
24.1	Power of Attorney (included on the signature page of this registration statement)

* Filed Previously

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A,shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on the 23rd day of July, 2010
.

Respect Your Universe, Inc.

By:	/s/ Kristian Andresen
Kristian Andresen
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Kristian Andresen his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common stock offered hereby under the Exchange Act, with the SEC, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Kristian Andresen Kristian Andresen	Director, President and Chief Executive Officer (Principal Executive Officer)	July 23, 2010

/s/ John Wood John Wood	Director, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	July 23, 2010

/s/ Emanual Kofi Brown Emanual Kofi Brown	Director and Director of Marketing	July 23, 2010